EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 3, 2002 relating to the financial statements as of and for the two years ended July 31, 2002, which appears in the Annual Report on Form 10-KSB for the year ended July 31, 2002 of Asphalt Paving, Inc., the predecessor to Mobile Reach International, Inc.

/s/ James E. Scheifley & Associates, P.C.

James E. Scheifley & Associates, P.C.
Dillon, Colorado
August 19, 2003